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Exhibit 10.18

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of September 29, 2000, by and among (i) LECG Holding Company, LLC, a California limited liability company (the "Company"), (ii) TCEP/LECG FUNDING CORPORATION, a Delaware corporation ("TCEP"), (iii) DAVID J. TEECE and DAVID KAPLAN (the "Executives"), (iv) the institutional investors listed on the signature pages hereto (each an "iCap Entity") and (v) any other Person who becomes a party to this Agreement by executing and delivering a joinder to this Agreement ("Joinder Agreement") in the form of Exhibit B attached hereto (who, together with TCEP, the Executives and the iCap Entities, are collectively herein as the "Securityholders"). Certain definitions are set forth in Section 8 below.

Recitals:

        A.    The Company, TCEP, the Executives and certain other Securityholders are parties to a Purchase Agreement dated the date hereof (the "Purchase Agreement"). In order to induce TCEP, the Executives and certain other purchasers to enter into the Purchase Agreement, the Company agreed to provide the registration rights set forth in this Agreement. Any other Persons who purchase equity securities of the Company may, with the consent of the Company's Board of Directors, become parties to this Agreement by executing a Joinder Agreement.

        B.    Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8 below.

Agreement

        In consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

        1.    Demand Registrations.

        (a)    Requests for Registration.    The Securityholders contemplate the organization of a corporation and reorganization or recapitalization of the Company pursuant to Section 15.7 of the LLC Agreement prior to an Initial Public Offering. The corporate successor to the Company shall also be referred to herein as the "Company." At any time after September 29, 2002, the holders of a majority of the Investor Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") in the manner provided in Section 1(b); provided, however, that each Long-Form Registration has anticipated aggregate proceeds equal to or exceeding $5,000,000.

        (b)    Long-Form Registrations.    The Initiating Holders shall be entitled to request (i) two (2) Long-Form Registrations in which the Company shall pay all Registration Expenses ("Company-paid Long-Form Registrations") and (ii) an unlimited number of Long-Form Registrations in which the holders of Investor Registrable Securities included in such registration shall pay their pro rata share of the Registration Expenses as set forth in Section 5 below. A registration shall not count as one of the permitted Company-paid Long-Form Registrations until it has become effective and the holders requesting registration are able to register and sell at least ninety percent (90%) of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective and whether or not such registration is counted as one of the permitted Company-paid Long-Form Registrations. Notwithstanding the foregoing, and subject to Section 1(f) below, if any registration initiated by the

Initiating Holders as a Company-paid Long-Form Registration is voluntarily withdrawn by the Initiating Holders, such holders shall pay all Registration Expenses in connection with such registration, and the failure to pay such expenses shall result in such registration counting as one of the permitted Company-paid Long-Form Registrations.

        (c)    Short-Form Registrations.    In addition to the Long-Form Registrations permitted pursuant to Section l(b), the Initiating Holders shall be entitled to request four (4) registrations under the Securities Act of all or part of their Registrable Securities on Forms S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") in which the Company shall pay all Registration Expenses. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations on Form "S-3 available for the sale of Investor Registrable Securities, including, without limitation, as a shelf registration" if so requested by the Initiating Holders; provided, however, that the Company will not be obligated to effect a Short-Form Registration (i) if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; (ii) in the circumstances described in Section 1(f) below; or (iii) if, in a given 12-month period, the Company has effected one Short-Form Registration in such period.

        (d)    Demand Registrations.    All registrations requested pursuant to Sections l(b), and (c) are referred to herein as "Demand Registrations." Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within ten days after receipt of any such request from the Initiating Holders, the Company shall give written notice of such requested registration to all other holders of Investor Registrable Securities and, except as provided in Section 1(e) below, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

        (e)    Priority on Demand Registrations.    The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Initiating Holders, the Company shall include in such registration: (i) first, the Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Investor Registrable Securities on the basis of the number of shares owned by such holders; (ii) second, the Management Registrable Securities requested to be included in such registration, pro rata among the holders of such Management Registrable Securities on the basis of the number of shares owned by such holders; and (iii) third, other securities which are not Registrable Securities requested to be included in such registration pursuant to contractual registration rights ("Other Registrable Securities"), pro rata among the holders thereof on the basis of the number of their securities requested to be included therein. Without the consent of the Company and the holders of a majority of the Investor Registrable Securities included in such registration, any Person other than holders of Registrable Securities who participate in Demand Registrations must pay their share of the Registration Expenses as provided in Section 5 below.

        (f)    Restrictions on Demand Registrations.    If, at the time of a request for a Demand Registration the Company reasonably expects to file a registration statement for its securities within 60 days of such request, the Company may postpone for up to 180 days from the effectiveness of such contemplated registration statement the filing of the registration statement for such requested Demand Registration. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the Initiating Holders agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the Initiating Holders shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Company-paid Long Form Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any 12-month period.

        (g)    Selection of Underwriters.    The Initiating Holders participating in a Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering with the consent of the Board, and such consent shall not be unreasonably withheld.

        (h)    Other Registration Rights.    Except as provided in this Agreement, the Company shall not enter into any agreement with any Person to grant such Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities on terms that are more favorable than the registration rights granted to the holders of Registrable Securities hereunder.

        2.    Piggyback Registrations.

          (a)    Right to Piggyback.    Whenever the Company proposes to register any of its securities (including any proposed registration of the Company's securities by any third party) under the Securities Act (other than (i) pursuant to a Demand Registration, to which Section 1 is applicable, (ii) in connection with the Initial Public Offering, or (iii) in connection with registrations on form S-4, S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within three (3) business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty-five (25) days after the receipt of the Company's notice.

          (b)    Piggyback Expenses.    The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

          (c)    Priority on Primary Registrations.    If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell; (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by such holders; and (iii) third, Other Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of Other Registrable Securities requested to be included therein; provided, however, that in any Piggyback Registration other than the Initial Public Offering of the Company's equity securities, the holders of Registrable Securities shall be permitted to include in any such registration not less than twenty-five percent (25%) of the shares of equity securities proposed to be sold in such offering, unless the holders of a majority of the Registrable Securities requesting such Piggyback Registration agree in writing to reduce such position or to waive their rights under this proviso.

          (d)    Priority on Secondary Registrations.    If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Other Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders of Other Registrable Securities requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by such holders; and (iii) third, any non-requesting Other Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of their securities requested to be included therein.

          (e)    Selection of Underwriters.    If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the Board of Directors (such approval to include the TCEP Representatives).

        3.    Holdback Agreements.

        (a)    Holders of Registrable Securities.    Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the Demand Registration or Piggyback Registration otherwise agree.

        (b)    The Company.    The Company shall not effect any public sale or distribution of any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 180-day period beginning on the first effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such Demand Registration or Piggyback Registration or pursuant to registrations on Form S-4, Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

        4.    Registration Procedures.    Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

        (a)   prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities included in such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel;

        (b)   notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 120 days or until the distribution described in such registration statement has been completed, whichever occurs first, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided, however, that if the Company is eligible to use Form S-3, the holders of Registrable Securities may require the Company to keep such registration effective as a "shelf registration" for a period of up to two years;

        (c)   furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

        (d)   use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

        (e)   notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

        (f)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule llAa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

        (g)   provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

        (h)   enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

        (i)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

        (j)    otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

        (k)   permit any holder of Registrable Securities, which holder, in the Company's sole and exclusive judgment, might be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

        (l)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

        (m)  subject to Section 4(d) above, use its best efforts to cause any Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

        (n)   obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

        (o)   if the offering is underwritten and at the request of any seller of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (iii) to such other matters as reasonably may be requested by counsel for the underwriters or by such seller or its counsel.

        5.    Registration Expenses.

        (a)    Payment of Registration Expenses.    All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on, the NASD automated quotation system.

        (b)    Reimbursement of Registration Expenses.    In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Investor Registrable Securities included in such registration and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

        (c)    Payment of Registration Expenses by Holders of Registrable Securities.    To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay its proportionate share of all Registration Expenses based upon the ratio of the aggregate selling price of each holder's securities included therein to the aggregate selling price of all securities to be so registered.

        6.    Indemnification.

        (a)    Indemnification by the Company.    The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

        (b)    Indemnification by the Holders of Registrable Securities.    In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

        (c)    Procedure for Indemnification.    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.

If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

        (d)    Survival.    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

        7.    Participation in Underwritten Registrations.    No Person may participate in any registration hereunder unless such Person:

          (a)   in the case of a registration which is underwritten, agrees to sell such Person's securities on the basis provided in the applicable underwriting arrangement; provided, however, that no holder of less than ten percent (10%) of all Registrable Securities included in any underwritten registration (other than an executive officer or director of the Company) shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder's ownership of stock and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6;

          (b)   as expeditiously as possible, notifies the Company, at any time when a prospectus relating to such Person's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading;

          (c)   complies with all reasonable requests made by the Company or its counsel with respect to the registration of such Person's Registrable Securities, including, without limitation, providing access to all relevant books and records; and

          (d)   completes, executes and delivers all questionnaires, powers of attorney, indemnities, underwriting agreements and other usual and customary documents necessary or appropriate with respect to the offering of such Person's Registrable Securities, and in the case of a registration which is underwritten, necessary or appropriate under the terms of such underwriting arrangements (subject to the provision in Section 7(a)).

        8.    Definitions.

        Unless otherwise stated, capitalized terms contained herein and not otherwise defined herein, have the meanings set forth in the Purchase Agreement.

        "Board" means the Board of Directors of the Company.

        "Buy-Sell Agreement" means the Buy-Sell Agreement dated as of the date hereof among the Company and the unitholders named therein.

        "Company" has the meaning specified in the preamble of this Agreement.

        "Company-paid Long-Form Registration" has the meaning specified in Section 1(b).

        "Demand Registrations" has the meaning specified in Section 1(d).

        "Executives" has the meaning specified in the preamble of this Agreement.

        "Initial Public Offering" means the initial public offering of the Company's equity securities pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission).

        "Initiating Holders" means the holders of a majority of the outstanding Investor Registrable Securities.

        "Investor Registrable Securities" means all Registrable Securities (i) initially issued by the Company to TCEP and (ii) all other Registrable Securities subsequently acquired by TCEP. Investor Registrable Securities will continue to be Investor Registrable Securities if held or acquired by any holder of Registrable Securities other than a holder of Management Registrable Securities.

        "LLC Agreement" means that certain Limited Liability Company Agreement dated as of the date hereof among the Company and the unitholders named therein.

        "Long-Form Registrations" has the meaning specified in Section 1(a).

        "Management Registrable Securities" means all Registrable Securities initially held by the Executives and the iCap Entities, including those issued under the Purchase Agreement and the Buy-Sell Agreement. Management Registrable Securities will continue to be Management Registrable Securities if held or acquired by any holder of Registrable Securities other than a holder of Investor Registrable Securities.

        "Other Registrable Securities" has the meaning specified in Section 1(e) above.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust or unincorporated organization.

        "Piggyback Registration" has the meaning specified in Section 2(a).

        "Purchase Agreement" has the meaning specified in Recital A.

        "Registrable Securities" means, following the organization of a corporation and reorganization or recapitalization of the Company as anticipated in Section 1(a) above, (i) any common equity securities of the Company issued in respect of the Company's equity securities issued pursuant to the Purchase Agreement or the Buy-Sell Agreement, (ii) common equity securities of the Company issued or issuable with respect to the securities referred to in clause (i) by way of stock dividend, stock distribution, stock split or combination of stock, or any recapitalization, merger, consolidation or other reorganization, and (iii) other common equity securities of the Company held by Persons holding securities described in clauses (i) and (ii). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion of any equity securities or upon exercise of any options or warrants or in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

        "Registration Expenses" has the meanings specified in Section 5(a).

        "Securities Act" means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

        "Securityholders" has the meaning specified in the preamble of this Agreement.

        "Short-Form Registrations" has the meaning specified in Section 1(c).

        "TCEP Representatives" has the meaning specified in the Secuityholders' Agreement dated as of the date hereof among the Company and the securityholders named therein.

        9.    Subsidiary Public Offering.    If the initial public offering of the equity securities of a Subsidiary of the Company is planned before the Initial Public Offering, the Securityholders hereby agree to take such actions that are necessary to put in place a registration agreement, in substantially the same form as this Agreement, with respect to such Subsidiary's equity securities.

        10.    Miscellaneous.

        (a)    No Inconsistent Agreements.    The Company will not hereafter enter into any agreement with respect to its equity securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

        (b)    Adjustments Affecting Registrable Securities.    The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including effecting a unit split or a combination of units).

        (c)    Remedies.    Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

        (d)    Amendments and Waivers.    Except as otherwise provided herein, the provision of this Agreement may be amended or waived only upon the prior written consent of the Company, as the case may be, and a majority of the Investor Registerable Securities. Notwithstanding the foregoing, in the event that TCEP holds less than thirty percent (20%) of the Registrable Securities held by TCEP on the date immediately following the closing of the Initial Public Offering, then any amendment or waiver shall be approved by the Company and the holders of a majority of all Registrable Securities.

        (e)    Successors and Assigns.    All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

        (f)    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        (g)    Counterparts; Facsimile Transmission.    This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Each party to this Agreement agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signature of each other party to this Agreement.

        (h)    Descriptive Headings.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and visa versa. The use of the word "including" in this Agreement shall be, in each case, by way of example and without limitation. The use of the words "or," "either," and "any" shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.

        (i)    Governing Law.    This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California or, if at the time registration rights are exercised hereunder the Company is domiciled in state other than California, such state of domicile, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of California or the state of domicile, as applicable.

        (j)    Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given to the recipient when delivered personally, sent by facsimile or one day after being sent by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent (i) to TCEP, (ii) to each Securityholder at the addresses indicated on the Schedule of Securityholders attached hereto as Exhibit A and (iii) to the Company, at the address of its corporate headquarters or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

        (k)    Additional Parties.    During the term of this Agreement, the Company may, with the consent of the Company's Board of Directors (which shall include the consent of the TCEP Representative), allow other Persons to become parties to this Agreement by executing a Joinder Agreement, and the Schedule of Securityholders attached hereto shall be revised and updated accordingly.

        (l)    Termination of Agreement.    All registration rights granted hereunder will expire and this Agreement will be terminated at such time as (i) ninety percent (90%) of the Registrable Securities issued by the Company to TCEP and the Executives following the organization of a corporation and reorganization or recapitalization of the Company as provided in Section 1(a) above have been sold to the public (either in an offering registered under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act), and (ii) the average daily trading volume of the Company's common stock over the six (6) month period immediately preceding the termination is at least one-quarter of one percent (1/4%) of the Company's outstanding common stock; provided, however, that the right to request a Demand Registration shall expire five years after the Initial Public Offering.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned have executed this Registration Agreement as of the date first written above.

LECG HOLDING COMPANY, LLC

By:	/s/ J. GEOFFREY COLTON

	Name:	J. Geoffrey Colton

	Title:	CFO, VP and Secretary

TCEP/LECG FUNDING CORPORATION

By:	/s/ WILLIAM W. LIEBECK William W. Liebeck President

EXECUTIVES:

/s/ DAVID J. TEECE David J. Teece

/s/ DAVID KAPLAN David Kaplan

[Signatures continued on next page]

EXHIBIT A

Effective as of September 29, 2000

SCHEDULE OF SECURITYHOLDERS

Investor:
c/o Thoma Cressey Equity Partners 600 Montgomery Street San Francisco, CA 94111
Attention:	Orlando Bravo
Tel No.:	(415) 263-3667
Fax No.:	(415) 392-6480
Executives:
David J. Teece 2000 Powell Street, Suite 600 Emeryville, CA 94608
Tel No.:	(510) 450-6799
Fax No.:	(510) 653-6213
David Kaplan 1600 M Street, N.W., Suite 700 Washington, DC 20036
Tel No.:	(202) 973-0508
Fax No.:	(202) 466-4487
iCap Entities:
Frog & Peach Investors, LLC
Other Securityholders:
Teece Irrevocable Trust No. 3 U/A/D 10-14-97

Exhibit B

JOINDER TO REGISTRATION RIGHTS AGREEMENT

        The undersigned hereby consents to and agrees to be bound by the terms, covenants and provisions of the Registration Rights Agreement (the "Registration Rights Agreement") as of September 29, 2000 applicable to the holders of Registrable Securities of LECG Holding Company, LLC subject to all of the rights, obligations, and restrictions described in the Registration Rights Agreement. Except as otherwise provided in the Securityholders' Agreement, the term "Securityholder" shall be deemed to include the undersigned.

Dated:	October , 2000	/s/ DEBRA ARON Debra Aron

FROG & PEACH INVESTORS, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY

By:	/S/ MATTHEW R. BARGER Matthew R. Barger Manager

NORMAN LABOE AS TRUSTEE OF TEECE IRREVOCABLE TRUST NO. 3 U/A/D 10-14-97

By:	/S/ NORMAN LABOE Norman Laboe, Trustee

[Signatures continued on next page]

I-CAP EQUITY PARTNERS (NO. 1) LIMITED

By:	/S/ TONY HANNON
Its:	Director

/S/ MANUEL ABDALA Manuel Abdala

/S/ ALAN S. ALEXANDROFF Alan S. Alexandroff

THE A. ALEXANDROFF FAMILY TRUST

By:	/S/ ALAN S. ALEXANDROFF Trustee

/S/ NEAL BRODY Neal Brody

/S/ DUNCAN CAMERON Duncan Cameron

/S/ ROBIN CANTOR Robin Cantor

/S/ JOHN CHANDLEY John Chandley

/S/ J. GEOFFREY COLTON J. Geoffrey Colton

/S/ CARL R. DANNER Carl R. Danner

/S/ WILLIAM L. FITZSIMMONS William L. Fitzsimmons

/S/ ALAN S. FRANKEL Alan S. Frankel

/S/ RICHARD GILBERT Richard Gilbert

/S/ JAMES GRIFFIN J.P. Griffin Family Partnership

/S/ MARK GLUECK Mark Glueck

[Signatures continued on next page]

/S/ CLIFF W. HAMAL Cliff W. Hamal

/S/ WILLIAM GILES HAMM William Giles Hamm

/S/ ROBERT G. HARRIS Robert G. Harris

/S/ DANIEL E. INGBERMAN Daniel E. Ingberman

THOMAS & MARY ANNE JORDE REVOCABLE TRUST

By:	/S/ THOMAS JORDE Trustee

/S/ HENRY KAHWATY Henry Kahwaty

LECG INVESTMENT, LLC

By:	/S/ [ILLEGIBLE]

/S/ DANIEL M. KASPER Daniel M. Kasper

/S/ JAMES LANGENFELD James Langenfeld

/S/ GREGORY NACHTWEY Gregory Nachtwey

[Signatures continued on next page]

/S/ ERNEST NADEL Ernest Nadel

/S/ VINCENT E. O'BRIEN Vincent E. O'Brien

/S/ JOE D. PACE Joe D. Pace

/S/ THOMAS RANDLETT Thomas Randlett

/S/ DANIEL RUBINFELD Daniel Rubinfeld

/S/ GAIL RUBINFELD Gail Rubinfeld

/S/ DAVID SCHEFFMAN David Scheffman

/S/ GEORGE SCHINK George Schink

/S/ PABLO T. SPILLER Pablo T. Spiller

/S/ G. MITCHELL WILK G. Mitchell Wilk

/S/ JAMES F. WILSON James F. Wilson

/S/ ROBERT YERMAN Robert Yerman

[Signatures continued on next page]

/S/ WILLIAM HOGAN William Hogan

/S/ MUKESH BAJAJ Mukesh Bajaj

/S/ JOSEPH KRAEMER Joseph Kraemer

/S/ JAMES GRIFFIN James Griffin

/S/ WALTER VANDAELE Walter Vandaele

/S/ JOHN C. BUTLER, III John C. Butler, III

/S/ TIMOTHY DEVITT Timothy Devitt

/S/ STEPHEN A. JOHNSON Stephen A. Johnson

/S/ STEPHEN E. SELLICK Stephen E. Sellick

/S/ CHRISTOPHER J. WARSHAW Christopher J. Warshaw

/S/ RICHARD L. WHITE Richard L. White

[Signatures continued on next page]

/S/ JEFFREY ZELIKSON Jeffrey Zelikson

/S/ DAVID HOWEKAMP David Howekamp

/S/ MARCIA E. WILLIAMS Marcia E. Williams

/S/ ROBERT MENEES Robert Menees

MARVIN A. TENENBAUM AND LYNN TENENBAUM, JOINT TENANTS

/S/ MARVIN A. TENENBAUM

/S/ LYNN TENENBAUM

/S/ ALAN MADIAN Alan Madian

ESHA BAJAJ IRREVOCABLE TRUST

/S/ MUKESH BAJAJ Trustee

AMY ELIZABETH O'BRIEN 1997 IRREVOCABLE TRUST U/T/D NOVEMBER 19, 1997

By:	/S/ KATHERINE A. MARTIN Trustee

[Signatures continued on next page]

ERIN KATHYRN O'BRIEN 1997 IRRECOVABLE TRUST U/T/D NOVEMBER 19, 1997

By:	/S/ KATHERINE A. MARTIN Trustee

THE KATHERINE LARSON O'BRIEN 1997 IRRECOVABLE TRUST U/T/D NOVEMBER 19, 1997

By:	/S/ KATHERINE A. MARTIN Trustee

/S/ COLIN BLAYDON Colin Blaydon

/S/ ROBIN AARONSON Robin Aaronson

/S/ DAVID ANDRADE David Andrade

/S/ LAURIE BAKER Laurie Baker

/S/ MICHELLE BURTIS Michelle Burtis

/S/ MARY T. COLEMAN Mary T. Coleman

/S/ ELIZABETH DEVINE Elizabeth Devine

[Signatures continued on next page]

/S/ MICHAEL A. FLYNN Michael A. Flynn

/S/ WILLIAM C. PALMER William C. Palmer

/S/ JOHN L. PETERMAN John L. Peterman

/S/ SUSAN POPE Susan Pope

/S/ TIKO SHAH Tiko Shah

/S/ ANDREW WECHSLER Andrew Wechsler

/S/ ROBERT YOUNG Robert Young

/S/ LEONARD WAVERMAN Leonard Waverman

/S/ JOSEPH COOK Joseph Cook

/S/ GEORGE BARKER George Barker

/S/ CHARLES FINCH Charles Finch

[Signatures continued on next page]

/S/ RICHARD LEVINE Richard Levine

/S/ KIERAN MURRAY Kieran Murray

/S/ GRAHAM SCOTT Graham Scott

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REGISTRATION RIGHTS AGREEMENT
Recitals
Agreement
  Effective as of September 29, 2000
SCHEDULE OF SECURITYHOLDERS
JOINDER TO REGISTRATION RIGHTS AGREEMENT